UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2020

INVO BIOSCIENCE, INC.

(Exact name of registrant as specified in charter)

Nevada	000-56094	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5582 Broadcast Court Sarasota, Florida (Address of principal executive offices)	34240 (Zip Code)

Registrant’s telephone number, including area code: (978) 878-9505
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	INVO	OTCMKTS

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter) Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02 Election of Directors; Appointment of Principal Officers.

Appointment of Directors

On November 8, 2020, our board of directors (the “Board”) expanded the size of the Board from five (5) to seven (7) directors.

On November 8, 2020, the Board appointed Jeffrey J. Segal, M.D. as a director to fill the vacancy created by the expansion of the Board. Dr. Segal will serve as a director until his successor is duly elected and qualified.

Jeffrey J. Segal, M.D. Dr. Segal, age 61, founded Medical Justice Services Inc., an organization focused on protecting physicians from frivolous lawsuits in 2004, and currently serves as CEO.  In 2010, Dr. Segal also launched athe eMerit platform for Medical Justice Services, Inc. to enable hospitals and doctors to maximize their online presence and provide patients an ability to locate doctors online.  In December 2019, Dr. Segal joined the Byrd Adatto Law Firm as a partner.  From 2000-2004, Dr. Segal co-founded and served as CEO of DarPharma, Inc., a clinic focused on therapies for schizophrenia, Parkinson’s disease and other targeted CNS disorders.  From 1999 through 2002, Dr. Segal co-founded and served as CEO of On-Call Solutions, Inc., a company focused on web-based design of physician call schedules. Dr. Segal is also a board certified neurosurgeon and operated a private neurosurgery practice from 1991-2000. Dr. Segal received his B.A. from the University of Texas, his medical degree from Baylor College of Medicine and his juris doctor from Concord Law School.

After Dr. Segal’s appointment to the Board, there remains one vacancy on the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVO BIOSCIENCE, INC.

	By:	/s/ Steven Shum
	Name:	Steven Shum
	Title:	Chief Executive Officer

Dated November 9, 2020